     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1999



                                                      REGISTRATION NO. 333-79709

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               TICKETS.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

          DELAWARE                         7999                        06-1424841
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
             OF                   CLASSIFICATION NUMBER)           IDENTIFICATION NO.)
      INCORPORATION OR
        ORGANIZATION)

                            ------------------------

                        4675 MACARTHUR COURT, SUITE 1400

                        NEWPORT BEACH, CALIFORNIA 92660

                                 (949) 862-5400
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                W. THOMAS GIMPLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        4675 MACARTHUR COURT, SUITE 1400

                        NEWPORT BEACH, CALIFORNIA 92660

                                 (949) 862-5400
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           BRUCE R. HALLETT, ESQ.                         JULIA L. DAVIDSON, ESQ.
       BROBECK, PHLEGER & HARRISON LLP                      COOLEY GODWARD LLP
             38 TECHNOLOGY DRIVE                            5 PALO ALTO SQUARE
          IRVINE, CALIFORNIA 92618                          3000 EL CAMINO REAL
               (949) 790-6300                           PALO ALTO, CALIFORNIA 94306
                                                              (650) 843-5000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission, NASD and Nasdaq National Market fees. All of the expenses below will be paid by Tickets.com.


ITEM
----
Registration fee............................................  $20,850
NASD filing fee.............................................   10,500
Nasdaq National Market listing fee..........................     *
Blue sky fees and expenses..................................     *
Printing and engraving expenses.............................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Transfer Agent and Registrar fees...........................     *
Miscellaneous...............................................     *
                                                              -------
          Total.............................................     *
                                                              =======


---------------

* To be filed by amendment.


  ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of Tickets.com under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     Article VII, Section I of the Restated Bylaws of Tickets.com provides that Tickets.com shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Tickets.com (or was serving at Tickets.com's request as a director or officer of another corporation) shall be paid by Tickets.com in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Tickets.com as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General. Corporation Law,
Article V, Section (A) of Tickets.com's Restated Certificate of Incorporation provides that a director of Tickets.com shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Tickets.com or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     Tickets.com has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by

Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Tickets.com (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by Tickets.com or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for Tickets.com to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to Tickets.com copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

     Tickets.com has purchased directors' and officers' liability insurance. Tickets.com intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

     The underwriting agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify Tickets.com, each person, if any, who controls Tickets.com within the meaning of Section 15 of the Securities Act, each director of Tickets.com, and each officer of Tickets.com. who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following securities of the Registrant have been sold by the Registrant during the past three years without registration under the Securities Act of 1933, as amended (the "Act"). Securities issued prior to May 25, 1999 were issued under the Registrant's former name "Advantix, Inc." or "Entertainment Express, Inc."

     (a) In May 1996, the Registrant repurchased 4,500,000, 1,000,000 and 1,000,000 shares of common stock sold in May 1995 to Irvin E. Richter, James S. Cassano and Laurence F. Schwartz, respectively, at a purchase price per share of $0.001. The shares were repurchased at their original issue price. The Registrant then issued and sold 8,000,000, 1,000,000 and 1,000,000 shares of common stock at $0.0001 per share to R4 Holdings, LLC, James S. Cassano and Laurence F. Schwartz, respectively, for an aggregate consideration of $1,000.

     (b) In May 1996, the Registrant issued a $3,000,000 Convertible Promissory Note ("Hill Note") to Hill Arts & Entertainment Systems, Inc. ("Hill A&E") in connection with the acquisition of certain assets and liabilities of Hill A&E.

     (c) In May 1996, the Registrant issued and sold 1,250,000 shares of common stock at $0.01 per share, warrants to purchase 1,900,000 shares of common stock at $0.01 per share and 408,163 shares of Series A Preferred Stock at $0.49 per share to Ventana Express, LLC, for an aggregate cash consideration of $212,500.

     (d) In September and October of 1996 and January of 1997, the Registrant issued and sold 8,440,002 shares of Series A Preferred Stock at $0.49 per share to 25 investors in a private offering, for a net aggregate cash consideration of $4,090,993. In connection with the Series A Private Placement, 50,510, 19,684 and 44,948 shares of the Registrant's common stock were issued to All Asia Company, Ltd., PS Holdings, Ltd. and IPPC Investments, Inc., respectively, as finder's fees. These parties also purchased shares of Series A Preferred Stock in the offering.

     (e) In December 1996, the Registrant issued 1,082,404 shares of common stock to Playhouse Square Foundation ("PSF"), an Ohio not-for-profit corporation, in connection with the acquisition of certain assets and liabilities of the Advantix ticketing division of PSF.

     (f) In March and May of 1997, the Registrant issued and sold 2,094,174 shares of Series B Preferred Stock at $1.25 per share to 16 investors in a private offering, for an aggregate cash consideration of $2,617,718.

     (g) In March 1997, a terminated employee of the Registrant exercised a stock option to acquire 375 shares of the Registrant's common stock at $0.40 per share, for an aggregate cash consideration of $150.

     (h) In April 1997, terminated employees of the Registrant exercised stock options to acquire 20,844 shares of the Registrant's common stock at $0.40 per share, for an aggregate cash consideration of $8,337.

     (i) In May 1997, the Registrant issued 489,796 shares of common stock at $0.49 per share in lieu of interest in the amount of $240,000 due on the Hill Note.

     (j) In July 1997, a terminated employee of the Registrant exercised an outstanding stock option to acquire 891 shares of the Registrant's common stock at $0.40 per share, for an aggregate cash consideration of $356.

     (k) In August 1997, the Registrant issued 1,136,000 shares of common stock to Fantastix Ticket Company, LLC ("Fantastix") in connection with the acquisition of substantially all of the assets and liabilities of Fantastix.

     (l) In September and October of 1997, the Registrant issued and sold 7,505,700 shares of Series B Preferred Stock at $1.25 per share to 34 investors in a private offering (the "Second Series B Private Placement"), for an aggregate cash consideration of $9,382,125. In connection with the issuance of such Series B Preferred Stock, International Capital Partners, Inc. received as a finder's fee a warrant to purchase up to 400,000 shares of the Registrant's common stock at $0.01 per share.

     (m) In November 1997, the Registrant issued and sold 400,000 shares of common stock in connection with the exercise of the warrant described in paragraph (1) above, for an aggregate cash consideration of $4,000.

     (n) In September 1997, the Registrant issued warrants to purchase 2,998,003 shares of common stock at $2.00 per share to the shareholders of Bay Area Seating Service ("BASS") in connection with the acquisition of the outstanding securities of BASS.

     (o) In September 1997, the Registrant issued Provident Bank a warrant to purchase up to 400,000 shares of the Registrant's common stock at $0.01 per share, in connection with a loan from Provident Bank.

     (p) In October 1997, a terminated employee of the Registrant exercised a stock option to acquire 10,000 shares of the Registrant's common stock at $0.40 per share, for an aggregate cash consideration of $4,000.

     (q) In October 1997, the Registrant issued an additional 18,364 shares of common stock representing underpaid interest on the Hill Note.

     (r) In December 1997, the Registrant, pursuant to its 1997 Nonemployee Directors' Stock Option Plan, issued options to purchase 225,000 shares of common stock to its nonemployee directors, with an exercise price of $1.00 per share.

     (s) In May 1998, the Registrant issued and sold 11,597,114 shares of Series C Preferred Stock at $1.75 per share to three investors in a private offering, for an aggregate cash consideration of $20,294,949.

     (t) In October 1998, the Registrant issued 714,979 shares of common stock, warrants to purchase 1,435,419 shares of common stock at $0.01 per share and promissory notes in the aggregate principal amount of $1,297,000 to the stockholders of ProTix, Inc., in exchange for all of the issued and outstanding capital stock of ProTix, Inc.

     (u) In April 1999, the Registrant issued 11,690,504 shares of common stock to the shareholders of TicketsLive Corporation, a New York corporation ("TicketsLive") in connection with the acquisition of TicketsLive, in exchange for all of the issued and outstanding capital stock of TicketsLive. [discuss additional shares to be issued]

     (v) In May 1999, the Registrant issued 8,838,869 shares of common stock, 2,678,577 shares of Series Al Preferred Stock, and 5,782,241 shares of Series C Preferred Stock to the stockholders of California Tickets.com in exchange for 9,899,510 shares of California Tickets.com common stock, 3,000,000 shares of

California Tickets.com Series A Preferred Stock, and 6,400,438 shares of California Tickets.com Series C Preferred Stock, respectively, in connection with the acquisition of California Tickets.com., Inc.

     (w) In March and May 1999, the Registrant issued and sold 13,333,335 shares of Series D Preferred Stock at $2.25 per share to 14 investors for an aggregate cash consideration of $30,000,003.

     (x) Since May 31, 1996, the Registrant has issued options to purchase an aggregate of 14,750,742 shares of common stock to certain of its employees under its 1996 and 1997 1998 Stock Option Plans, with exercise prices ranging from $0.05 to $3.25 per share. In addition, the Registrant assumed options to purchase an aggregate of 1,075,240 shares of common stock in connection with its acquisition of TicketsLive and options to purchase 3,366,407 shares of common stock in connection with its acquisition of California Tickets.com.

     None of the optionees paid any cash consideration for such options. Such options did not involve a "sale" of securities, and, accordingly, registration was not required. The following table sets forth the grant date, number of options, current exercise price and class of optionees for all of such options:

     GRANT DATE       NO. OF OPTIONS   EXERCISE PRICE   CLASS OF OPTIONEES
     ----------       --------------   --------------   ------------------
10/01/96 to 08/04/97    1,270,500          $0.40          Employee
10/01/96 to 08/04/97    1,060,000          $0.40          Officer
08/05/97 to 03/01/98      571,981          $0.06          Employee
09/26/97 to 02/09/98    1,819,730          $1.00          Employee
10/15/97 to 02/09/98    1,690,000          $1.00          Officer
12/01/97                1,428,575          $0.06          Officer
12/22/97                  225,000          $1.00          Director
02/02/98                   22,321          $0.05          Employee
03/17/98 to 04/16/99      436,000          $2.00          Employee
05/04/98 to 04/20/99    1,361,583          $0.20          Employee
06/23/98 to 12/17/98    2,457,000          $1.50          Employee
09/14/98                2,062,500          $1.50          Officer
11/09/98 to 02/01/99       85,713          $0.84          Employee
12/01/98                   22,321          $1.12
04/20/99                  951,943          $0.62          Employee
04/29/99 to 05/17/99    2,457,000          $2.00          Officer
05/14/99 to 05/17/99      684,900          $3.25          Employee

The sale and issuance of securities in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Rule 701 thereof, or Regulation D, as transactions by an issuer not involving a public offering. Appropriate legends are affixed to the stock certificates issued in such transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 1.1  *    Form of Underwriting Agreement
 3.1  *    Amended and Restated Certificate of Incorporation of the
           Company as filed with the Delaware Secretary of State on May
           14, 1999, as amended
 3.2  *    Amended and Restated Certificate of Incorporation of the
           Company, as amended and filed with the Delaware Secretary of
           State in June 1999

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 3.3  *    Restated Certificate of Incorporation of the Company, to be
           filed with the Delaware Secretary of State upon consummation of this offering
 3.4  *    Bylaws of the Company
 4.1  *    Specimen certificate representing shares of common stock of the Company
 5.1  *    Form of Opinion of Brobeck, Phleger & Harrison LLP
10.1  *    Form of Indemnification Agreement
10.2  *    1999 Stock Incentive Plan, together with form of Stock
           Option Agreement (and related Notice of Grant of Option),
           Stock Purchase Agreement and Stock Issuance Agreement
10.3  *    1999 Employee Stock Purchase Plan
10.4  *    1998 Stock Incentive Plan, together with form of
           Nonstatutory Stock Option Agreement (and related Notice of
           Exercise of Nonstatutory Stock Option), Incentive Stock
           Option Agreement (and related Notice of Exercise of
           Incentive Stock Option), Stock Purchase Agreement and Stock
           Issuance Agreement
10.5  **   1997 Stock Option Plan (California and Other Employees),
           together with form of Nonstatutory Stock Option Agreement
           (and related Notice of Exercise of Nonstatutory Stock
           Option), Incentive Stock Option Agreement (and related
           Notice of Exercise of Incentive Stock Option), Stock
           Purchase Agreement and Stock Issuance Agreement
10.6  *    1997 Non-Employee Director's Option Plan, together with form of Stock Option Agreement (and related Notice of Grant of
           Option), Stock Purchase Agreement and Stock Issuance
           Agreement
10.7  **   1996 Stock Option Plan, together with form of Nonstatutory
           Stock Option Agreement (and related Notice of Exercise of
           Nonstatutory Stock Option), Incentive Stock Option Agreement
           (and related Notice of Exercise of Incentive Stock Option),
           Stock Purchase Agreement and Stock Issuance Agreement
10.8  **   Fourth Amended and Restated Investor Rights Agreement among the Company and the stockholders named therein, dated May
           17, 1999
10.9  **   Agreement dated as of May 21, 1999 between the Company and
           Karen S. Goetz
10.10 **   Agreement and Plan of Merger and Reorganization by and among the Company, Advantix Acquisition Corp., Tickets.com, Inc.
           (n/k/a California Tickets.com, Inc.) and certain of its
           stockholders dated as of January 26, 1999
10.11      Agreement and Plan of Merger and Reorganization by and among the Company, Advantix Acquisition II Corp., TicketsLive
           Corporation, and certain of its stockholders dated as of
           March 18, 1999
10.12      Stock Purchase Agreement by and among the Company, ProTix,
           Inc. and certain of its shareholders effective as of October
           16, 1998
10.13 +    Stock Purchase Agreement by and among the Company, Bay Area
           Seating Service, Inc. and certain of its shareholders
           effective as of September 18, 1997
10.14 **   Agreement by and between the Company and RBB Bank AG dated as of January 24, 1999, as amended
10.15 **   Employment Agreement between W. Thomas Gimple and the
           Company effective as of April 29, 1999
10.16 **   Employment Agreement between John M. Markovich and the
           Company effective as of April 29, 1999
10.17 **   Employment Agreement between Thomas R. Pascoe and the
           Company effective as of April 29, 1999
10.18 **   Employment Agreement between James A. Caccavo and the
           Company effective as of May 17, 1999
10.19 *    Employment Agreement between Karen S. Goetz and the Company dated as of April 21, 1999
10.20 +    Commercial Application Partner Agreement by and between the
           Company, Advantix (Ohio), Inc., Bay Area Seating Service,
           Inc. and Sybase, Inc. dated as of April 6, 1998

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
10.21  +   Merchant Agreement dated as of March 1, 1999 by and between
           GeoCities and the Company
10.22  +   Sponsorship Agreement by and between the Company and
           MP3.com., Inc. dated February 17, 1999
10.23  +   Agreement dated as of November 1, 1998, by and between
           International Merchandising Corporation and the Company, as
           amended
10.24  *   Lease Agreement by and between the Company and The Irvine
           Company dated February 3, 1999, as amended
10.25  **  Lease Agreement between Sierra Pacific Properties, Inc. and
           Bay Area Seating Service, Inc. dated December 29, 1989, and amendments thereto
10.26  *   Lease Agreement by and between ProTix, Inc. and Guinea Road
           Associates dated January 30, 1995
10.27  **  Lease Agreement by and between Advantix (Ohio), Inc. and
           Playhouse Square Foundation dated October 1, 1997
10.28  +   Channel Partner Agreement dated as of April 20, 1999 between
           Sitematic Corporation and the Company
21.1  **   List of Subsidiaries
23.1  **   Consent of Arthur Andersen LLP
23.2  **   Consent of KPMG LLP
23.3  **   Consent of Burr, Pilger & Mayer
23.4  *    Consent of Brobeck, Phleger & Harrison LLP (contained in
           Exhibit 5.1)
24.1  **   Power of Attorney (contained on signature page on page II-5)
27.1  **   Financial Data Schedule year end
27.2  **   Financial Data Schedule 3 months


---------------
*  To be filed by amendment.


** Previously filed.



+ Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 22nd day of June, 1999.


                                          TICKETS.COM, INC.


                                          By:     /s/ W. THOMAS GIMPLE

                                            ------------------------------------

                                                      W. Thomas Gimple


                                                 President, Chief Executive


                                                    Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint W. Thomas Gimple and John M. Markovich, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                              Chairman of the Board            June 22, 1999
-----------------------------------------------------
                  C. Ian Sym-Smith

                /s/ W. THOMAS GIMPLE                     President, Chief Executive       June 22, 1999
-----------------------------------------------------    Officer (principal executive
                  W. Thomas Gimple                       officer) and Director

                          *                              Chief Financial Officer          June 22, 1999
-----------------------------------------------------    (principal financial officer)
                  John M. Markovich

                          *                              Vice President, Corporate        June 22, 1999
-----------------------------------------------------    Controller (principal
                Michael R. Rodriguez                     accounting officer)

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                  James A. Caccavo

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                Christos M. Cotsakos

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                   William E. Ford

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                  Howard L. Morgan

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                  Irvin E. Richter

                          *                              Director                         June 22, 1999
-----------------------------------------------------
                Nicholas E. Sinacori



*By: /s/ W. THOMAS GIMPLE

     ---------------------------------------------------
     W. Thomas Gimple
     (Attorney-in-fact)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 1.1  *    Form of Underwriting Agreement
 3.1  *    Amended and Restated Certificate of Incorporation of the
           Company as filed with the Delaware Secretary of State on May
           14, 1999, as amended
 3.2  *    Amended and Restated Certificate of Incorporation of the
           Company, as amended and filed with the Delaware Secretary of
           State in June 1999
 3.3  *    Restated Certificate of Incorporation of the Company, to be
           filed with the Delaware Secretary of State upon consummation of this offering
 3.4  *    Bylaws of the Company
 4.1  *    Specimen certificate representing shares of common stock of the Company
 5.1  *    Form of Opinion of Brobeck, Phleger & Harrison LLP
10.1  *    Form of Indemnification Agreement
10.2  *    1999 Stock Incentive Plan, together with form of Stock
           Option Agreement (and related Notice of Grant of Option),
           Stock Purchase Agreement and Stock Issuance Agreement
10.3  *    1999 Employee Stock Purchase Plan
10.4  *    1998 Stock Incentive Plan, together with form of
           Nonstatutory Stock Option Agreement (and related Notice of
           Exercise of Nonstatutory Stock Option), Incentive Stock
           Option Agreement (and related Notice of Exercise of
           Incentive Stock Option), Stock Purchase Agreement and Stock
           Issuance Agreement
10.5  **   1997 Stock Option Plan (California and Other Employees),
           together with form of Nonstatutory Stock Option Agreement
           (and related Notice of Exercise of Nonstatutory Stock
           Option), Incentive Stock Option Agreement (and related
           Notice of Exercise of Incentive Stock Option), Stock
           Purchase Agreement and Stock Issuance Agreement
10.6  *    1997 Non-Employee Director's Option Plan, together with form of Stock Option Agreement (and related Notice of Grant of
           Option), Stock Purchase Agreement and Stock Issuance
           Agreement
10.7  **   1996 Stock Option Plan, together with form of Nonstatutory
           Stock Option Agreement (and related Notice of Exercise of
           Nonstatutory Stock Option), Incentive Stock Option Agreement
           (and related Notice of Exercise of Incentive Stock Option),
           Stock Purchase Agreement and Stock Issuance Agreement
10.8  **   Fourth Amended and Restated Investor Rights Agreement among the Company and the stockholders named therein, dated May
           17, 1999
10.9  **   Agreement dated as of May 21, 1999 between the Company and
           Karen S. Goetz
10.10 **   Agreement and Plan of Merger and Reorganization by and among the Company, Advantix Acquisition Corp., Tickets.com, Inc.
           (n/k/a California Tickets.com, Inc.) and certain of its
           stockholders dated as of January 26, 1999
10.11      Agreement and Plan of Merger and Reorganization by and among the Company, Advantix Acquisition II Corp., TicketsLive
           Corporation, and certain of its stockholders dated as of
           March 18, 1999
10.12      Stock Purchase Agreement by and among the Company, ProTix,
           Inc. and certain of its shareholders effective as of October
           16, 1998
10.13 +    Stock Purchase Agreement by and among the Company, Bay Area
           Seating Service, Inc. and certain of its shareholders
           effective as of September 18, 1997
10.14 **   Agreement by and between the Company and RBB Bank AG dated as of January 24, 1999, as amended
10.15 **   Employment Agreement between W. Thomas Gimple and the
           Company effective as of April 29, 1999
10.16 **   Employment Agreement between John M. Markovich and the
           Company effective as of April 29, 1999

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
10.17  **  Employment Agreement between Thomas R. Pascoe and the
           Company effective as of April 29, 1999
10.18  **  Employment Agreement between James A. Caccavo and the
           Company effective as of May 17, 1999
10.19  *   Employment Agreement between Karen S. Goetz and the Company dated as of April 21, 1999
10.20  +   Commercial Application Partner Agreement by and between the
           Company, Advantix (Ohio), Inc., Bay Area Seating Service,
           Inc. and Sybase, Inc. dated as of April 6, 1998
10.21  +   Merchant Agreement dated as of March 1, 1999 by and between
           GeoCities and the Company
10.22  +   Sponsorship Agreement by and between the Company and
           MP3.com., Inc. dated February 17, 1999
10.23  +   Agreement dated as of November 1, 1998, by and between
           International Merchandising Corporation and the Company, as
           amended
10.24  *   Lease Agreement by and between the Company and The Irvine
           Company dated February 3, 1999, as amended
10.25  **  Lease Agreement between Sierra Pacific Properties, Inc. and
           Bay Area Seating Service, Inc. dated December 29, 1989, and amendments thereto
10.26*     Lease Agreement by and between ProTix, Inc. and Guinea Road
           Associates dated January 30, 1995
10.27  **  Lease Agreement by and between Advantix (Ohio), Inc. and
           Playhouse Square Foundation dated October 1, 1997
10.28  +   Channel Partner Agreement dated as of April 20, 1999 by and between Sitematic Corporation and the Company
21.1  **   List of Subsidiaries
23.1  **   Consent of Arthur Andersen LLP
23.2  **   Consent of KPMG LLP
23.3  **   Consent of Burr, Pilger & Mayer
23.4  *    Consent of Brobeck, Phleger & Harrison LLP (contained in
           Exhibit 5.1)
24.1  **   Power of Attorney (contained on signature page on page II-5)
27.1  **   Financial Data Schedule year end
27.2  **   Financial Data Schedule 3 months


---------------
*  To be filed by amendment.


** Previously filed.



+ Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.